INVESTMENT SUB-ADVISORY AGREEMENT
      AGREEMENT made as of this 27th day of March, 2007, by and among
First Trust Strategic High Income Fund III, a Massachusetts business trust (the "Fund"), First Trust Advisors L.P., an Illinois limited partnership (the "Manager") and a registered investment adviser with the Securities and Exchange Commission ("SEC"), and Valhalla Capital Partners, LLC, a Kentucky limited liability company and a registered investment adviser with the SEC (the "Sub-Adviser").
      WHEREAS, the Fund is a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the
"1940 Act");
      WHEREAS, the Fund has retained the Manager to serve as the investment manager for the Fund pursuant to an Investment Management Agreement between the Manager and the Fund (as such agreement may be modified from time to time, the "Management Agreement");
      WHEREAS, the Management Agreement provides that the Manager may, subject to the initial and periodic approvals required under
Section 15 of the 1940 Act, appoint a sub-adviser at its own cost and expense for the purpose of furnishing certain services required under the Management Agreement;
      WHEREAS, the Fund and the Manager desire to retain the Sub-
Adviser to furnish investment advisory services for the Fund's investment portfolio, upon the terms and conditions hereafter set forth;
      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:
	1.	Appointment.  The Fund and the Manager hereby appoint the
Sub-Adviser to provide certain sub-investment advisory services to the Fund for the period and on the terms set forth in this Agreement.
The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. The Sub-Adviser shall, for all purposes herein provided, be deemed an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for nor represent the Fund or the Manager in any way, nor otherwise be deemed an agent of the
Fund or the Manager.
	2.	Services to Be Performed.  Subject always to the supervision of the Fund's Board of Trustees and the Manager, the Sub-Adviser will act as sub-adviser for, and manage on a discretionary basis the investment and reinvestment of the assets of the Fund, furnish an investment program in respect of, make investment decisions for, and place all orders for the purchase and sale of securities for the
Fund's investment portfolio, all on behalf of the Fund and as described in the Fund's initial registration statement on Form N-2
(File No. 333-139549) as declared effective by the SEC, and as the same may thereafter be amended from time to time.  In the performance of its duties, the Sub-Adviser will in all material respects
(a) satisfy any applicable fiduciary duties it may have to the Fund,
(b) monitor the Fund's investments, and (c) comply with the
provisions of the Fund's Declaration of Trust and By-laws, as amended from time to time and communicated by the Fund or the Manager to the Sub-Adviser in writing, and the stated investment objectives, policies and restrictions of the Fund as such objectives, policies and restrictions may subsequently be changed by the Fund's Board of
Trustees and communicated by the Fund or the Manager to the Sub-
Adviser in writing.  The Fund or the Manager has provided the Sub-
Adviser with current copies of the Fund's Declaration of Trust, By-
laws, prospectus, statement of additional information and any amendments thereto, and any objectives, policies or limitations not appearing therein as they may be relevant to the Sub-Adviser's performance under this Agreement.
      Sub-Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio investments for the
Fund, and is directed to use its commercially reasonable efforts to obtain best execution, which includes most favorable net results and execution of the Fund's orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. Subject to approval by the Fund's Board of Trustees and compliance with the policies and procedures adopted by the Board of
Trustees for the Fund and to the extent permitted by and in
conformance with applicable law (including Rule 17e-1 of the 1940
Act), the Sub-Adviser may select brokers or dealers affiliated with the Sub-Adviser.  It is understood that the Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund, or be in breach of any obligation owing to the Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the
Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Sub-Adviser's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion.
      In addition, Sub-Adviser may, to the extent permitted by
applicable law, aggregate purchase and sale orders of securities placed with respect to the assets of the Fund with similar orders being made simultaneously for other accounts managed by Sub-Adviser or its affiliates, if in Sub-Adviser's reasonable judgment such aggregation shall result in an overall economic benefit to the Fund, taking into consideration the selling or purchase price, brokerage commissions and other expenses. In the event that a purchase or sale of an asset of the Fund occurs as part of any aggregate sale or purchase orders, the objective of Sub-Adviser and any of its affiliates involved in such transaction shall be to allocate the securities so purchased or sold, as well as expenses incurred in the transaction, among the Fund and other accounts in an equitable manner.  Nevertheless, the Fund and Manager acknowledge that under some circumstances, such allocation may adversely affect the Fund with respect to the price or size of the securities positions obtainable or salable.  Whenever the Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-Adviser to be equitable to each, although such allocation may result in a delay in one or more client accounts being fully invested that would not occur if such an allocation were not made. Moreover, it is possible that due to differing investment objectives or for other reasons, Sub-Adviser and its affiliates may purchase securities of an issuer for one client and at approximately the same time recommend selling or sell the same or similar types of securities for another client.
      The Sub-Adviser will not arrange purchases or sales of
securities between the Fund and other accounts advised by the Sub-
Adviser or its affiliates unless (a) such purchases or sales are in accordance with applicable law (including Rule 17a-7 of the 1940 Act)
and the Fund's policies and procedures, (b) the Sub-Adviser
determines the purchase or sale is in the best interests of the Fund, and (c) the Fund's Board of Trustees has approved these types of transactions.
      The Fund may adopt policies and procedures that modify or
restrict the Sub-Adviser's authority regarding the execution of the
Fund's portfolio transactions provided herein.
      The Sub-Adviser will communicate to the officers and trustees of the Fund such information relating to transactions for the Fund as they may reasonably request.  In no instance will portfolio
securities be purchased from or sold to the Manager, the Sub-Adviser or any affiliated person of either the Fund, the Manager, or the Sub-Adviser, except as may be permitted under the 1940 Act.
      The Sub-Adviser further agrees that it:
	(a)	will use the same degree of skill and care in
providing such services as it uses in providing services to
fiduciary accounts for which it has investment responsibilities;
	(b)	will conform in all material respects to all
applicable rules and regulations of the Securities and Exchange
Commission and comply in all material respects with all policies and procedures adopted by the Board of Trustees for the Fund and communicated to the Sub-Adviser in writing and, in addition, will conduct its activities under this Agreement in all material respects in accordance with any applicable law and regulations of any governmental authority pertaining to its investment
advisory activities;
	(c)	will report to the Manager and to the Board of
Trustees of the Fund on a quarterly basis and will make
appropriate persons available for the purpose of reviewing with representatives of the Manager and the Board of Trustees on a
regular basis at such times as the Manager or the Board of
Trustees may reasonably request in writing regarding the
management of the Fund, including, without limitation, review of the general investment strategies of the Fund, the performance of the Fund's investment portfolio in relation to relevant
standard industry indices and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Manager or the Board of
Trustees of the Fund; and
	(d)	will prepare and maintain such books and records with
respect to the Fund's securities and other transactions for the
Fund's investment portfolio as required for registered
investment advisers under applicable law or as otherwise
reasonably requested by the Manager and will prepare and furnish the Manager and Fund's Board of Trustees such periodic and
special reports as the Board or the Manager may reasonably
request.  The Sub-Adviser further agrees that all records that it maintains for the Fund are the property of the Fund and the
Sub-Adviser will surrender promptly to the Fund any such records upon the request of the Manager or the Fund (provided, however, that the Sub-Adviser shall be permitted to retain copies
thereof); and shall be permitted to retain originals (with
copies to the Fund) to the extent required under Rule 204-2 of the Investment Advisers Act of 1940 or other applicable law.
	3.	Expenses.  During the term of this Agreement, the Sub-
Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and other assets (including brokerage commissions, if any) purchased for the Fund.
	4.	Additional Sub-Advisers.  Subject to obtaining the initial
and periodic approvals required under Section 15 of the 1940 Act and the approval of the Manager, the Sub-Adviser may retain one or more additional sub-advisers at the Sub-Adviser's own cost and expense for the purpose of furnishing one or more of the services described in
Section 2 hereof with respect to the Fund.  Retention of a sub-
adviser hereunder shall in no way reduce the responsibilities or obligations of the Sub-Adviser under this Agreement and the Sub-
Adviser shall be responsible to the Fund for all acts or omissions of any sub-adviser in connection with the performance of the Sub-
Adviser's duties hereunder.
	5.	Compensation.  For the services provided and the expenses
assumed pursuant to this Agreement, the Manager will pay the Sub-
Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a portfolio management fee (the "Management Fee") equal to the annual rate of 0.40% of the Fund's Managed Assets (as defined below), subject to paragraph 6 below.  For purposes of calculating the Management Fee, Managed Assets means the average daily gross asset value of the Fund (which includes assets attributable to the
Fund's Preferred Shares (as such term is defined in the Fund's prospectus), if any, and the principal amount of borrowings, if any), minus the sum of the Fund's accrued and unpaid dividends on any outstanding Preferred Shares and accrued liabilities (other than the principal amount of any borrowings incurred, commercial paper or notes issued by the Fund and the liquidation preference of any outstanding Preferred Shares of the Fund).  The Management Fee shall be payable in arrears on or about the first day of each month during the term of this Agreement.
      For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.
	6.	Expense Reimbursement.  The Sub-Adviser agrees to pay the
Manager one-half of (i) all organizational costs and (ii) all offering costs of the Fund (other than sales load, but including the reimbursement of underwriting expenses as described in the Fund's prospectus) that exceed $0.04 per Common Share (as such term is defined in the Fund's prospectus).  The term "organizational costs"
and "offering costs" shall have the meanings ascribed to them in
Sections 8.18-8.25 of the AICPA Audit and Accounting Guide, Audits
for Investment Companies, with Conforming Changes as of May 1, 2002.
To pay such amount due under this provision, the Sub-Adviser shall waive its sub-advisory fee to the extent and for the period necessary to cover its obligation hereunder.
	7.	Services to Others.  The Fund and the Manager acknowledge
that the Sub-Adviser now acts, or may in the future act, as an investment adviser to other managed accounts and as investment adviser or sub-investment adviser to one or more other investment companies that are not a series of the Fund.  In addition, the Fund and the Manager acknowledge that the persons employed by the Sub-
Adviser to assist in the Sub-Adviser's duties under this Agreement will not devote their full time to such efforts.  It is also agreed that the Sub-Adviser may use any supplemental research obtained for the benefit of the Fund in providing investment advice to its other investment advisory accounts and for managing its own accounts.
	8.	Limitation of Liability.  The Sub-Adviser shall not be
liable for, and the Fund and the Manager will not take any action against the Sub-Adviser to hold the Sub-Adviser liable for, any error of judgment or mistake of law or for any loss suffered by the Fund or the Manager (including, without limitation, by reason of the purchase, sale or retention of any security) in connection with the performance of the Sub-Adviser's duties under this Agreement, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties under this Agreement, or by reason of its reckless disregard of its obligations and duties under this Agreement.
	9.	Term; Termination; Amendment.  This Agreement shall become
effective with respect to the Fund on the same date as the Management Agreement between the Fund and the Manager becomes effective (it being understood that the Manager shall notify the Sub-Adviser of the date of effectiveness of the Management Agreement as soon as reasonably practical after effectiveness), provided that it has been approved in the manner required by the 1940 Act, and shall remain in full force until the two-year anniversary of the date of its effectiveness unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved for the
Fund at least annually in the manner required by the 1940 Act and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for the Fund, the Sub-Adviser may continue to serve in such capacity for the Fund in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.
      This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Manager or the Sub-Adviser upon sixty (60) days'
written notice to the other parties.  This Agreement may also be terminated by the Fund by action of the Board of Trustees of the Fund or by a vote of a majority of the outstanding voting securities of such Fund upon sixty (60) days' written notice to the Sub-Adviser by the Fund without payment of any penalty.
      This Agreement may be terminated at any time without the payment of any penalty by the Manager, the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the
Fund in the event that it shall have been established by a court of competent jurisdiction that the Sub-Adviser or any officer or director of the Sub-Adviser has taken any action that results in a breach of the material covenants of the Sub-Adviser set forth herein.
      The terms "assignment" and "vote of a majority of the
outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.
      Termination of this Agreement shall not affect the right of the Sub-Adviser to receive payments on any unpaid balance of the compensation described in Section 5 earned prior to such termination and for any additional period during which the Sub-Adviser serves as such for the Fund, subject to applicable law.
	10.	Notice.  Any notice under this Agreement shall be sufficient in all respects if given in writing and delivered by commercial courier providing proof of delivery and addressed as follows or addressed to such other person or address as such party may designate for receipt of such notice.

If to the Manager or the Fund:

First Trust Strategic High Income Fund III
First Trust Advisors
1001 Warrenville Road, Suite 300
Lisle, Illinois  60532
Attention:  General Counsel

If to the Sub-Adviser:

Valhalla Capital Partners, LLC
2527 Nelson Miller Parkway, Suite 207
Louisville, KY 40223
Attention:  President

	11.	Limitations on Liability.  All parties hereto are expressly
put on notice of the Fund's Agreement and Declaration of Trust and all amendments thereto, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, and the limitation of
shareholder and trustee liability contained therein and a copy of which has been provided to the Sub-Adviser prior to the date hereof.
This Agreement is executed on behalf of the Fund by the Fund's officers in their capacity as officers and not individually and are not binding upon any of the Trustees, officers, or shareholders of the Fund individually but the obligations imposed upon the Fund by this Agreement are binding only upon the assets and property of the
Fund, and persons dealing with the Fund must look solely to the assets of the Fund and those assets belonging to the subject Fund, for the enforcement of any claims.
	12.	Miscellaneous.  The captions in this Agreement are included
for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors.
	13.	Applicable Law.  This Agreement shall be construed in
accordance with applicable federal law and (except as to Section 11 hereof which shall be construed in accordance with the laws of Massachusetts) the laws of the State of Illinois.
	14.	Amendment, Etc.  This Agreement may only be amended, or its
provisions modified or waived, in a writing signed by the party against which such amendment, modification or waiver is sought to be enforced.
	15.	Authority.  Each party represents to the others that it is
duly authorized and fully empowered to execute, deliver and perform this Agreement.  The Fund represents that engagement of the Sub-
Adviser has been duly authorized by the Fund and is in accordance with the Fund's Declaration of Trust and other governing documents of the Fund.
	16.	Severability.  Each provision of this Agreement is intended
to be severable from the others so that if any provision or term hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remaining provisions and terms hereof; provided, however, that the provisions governing payment of the Management Fee described in
Section 5 are not severable.
	17.	Entire Agreement.  This Agreement constitutes the sole and
entire agreement of the parties hereto with respect to the subject matter expressly set forth herein.


IN WITNESS WHEREOF, the Fund, the Manager and the Sub-Adviser have caused this Agreement to be executed as of the day and year first above written.

FIRST TRUST ADVISORS L.P.           VALHALLA CAPITAL PARTNERS, LLC
By  /s/ James A. Bowen              By  /s/ Ken L. Mathis
Title:  President                   Title:  Managing Partner


FIRST TRUST STRATEGIC HIGH INCOME FUND III
By  /s/ James A. Bowen
Title:  President